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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors of
Penn Virginia Resource Partners, L.P.

We consent to (i) the use of our report incorporated by reference herein dated February 14, 2003, with respect to the consolidated balance sheet of Penn Virginia Resource Partners, L.P. as of December 31, 2002, and the related consolidated statements of income, partners' capital and cash flows for the year then ended, included in Penn Virginia Resource Partners, L.P.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed on March 11, 2003, as amended by the Annual Report on Form 10-K/A filed on June 3, 2003, and (ii) the use of our report incorporated by reference herein dated June 9, 2003, with respect to the balance sheet of Penn Virginia Resource GP, LLC as of December 31, 2002, included in Penn Virginia Resource Partners L.P.'s Form S-3 registration statement (No. 333-106195) filed on June 17, 2003.

We consent to the reference to our firm under the heading "Experts" in the prospectus included as part of this registration statement.

KPMG LLP
Houston, Texas
June 18, 2003